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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



The Board of Directors
Triton Energy Corporation


We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968 and 33-51691) and Form
S-3 (Nos. 33-11920, 33-15793, 33-17614, 33-21984, 33-23058, 33-25634, 33-31319,
33-45847, 33-69230 and 33-46292) of Triton Energy Corporation of our report dated August 14, 1992, relating to the consolidated statements of operations, shareholders' equity and cash flows of Triton Energy Corporation and subsidiaries for the year ended May 31, 1992 and related schedules (before restatement for discontinued wholesale fuel products operations) which report appears in the May 31, 1994 annual report on Form 10-K of Triton Energy Corporation.





                                                  KPMG Peat Marwick LLP

August 25, 1994